UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2008

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 Fifth Avenue, Suite 310 San Diego, CA 92101	(619) 677-3956
(Address of principal executive offices)	(Issuer’s telephone number)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2008, Ran H. Furman resigned as Chief Financial Officer and as a member of the Company’s Board of Directors in order to focus on the pending civil complaint filed against him by the Securities and Exchange Commission, as described more fully below. The Board of Directors has named Kim Bradford, President and Chief Executive Officer of the Company to serve as interim Chief Financial Officer. Mr. Furman has indicated his willingness to assist the Company during this period of transition and will continue to serve the Company in a non-officer capacity, reporting to Mr. Bradford.

Item 8.01	Other Events.

On September 4, 2008, the Securities and Exchange Commission filed a complaint in the United States District Court for the Southern District of California [Civil Action Case No. CV08-1620 WQH (RBB)] against Retail Pro, Inc. (fka Island Pacific, Inc.), Barry M. Schecter, Ran H. Furman, and Harvey Braun. The Commission's complaint alleges that Schechter, the former CEO, Furman, the former CFO, and Braun, another former CEO, caused Island Pacific to improperly record and report $3.9 million in revenue from a September 2003 barter transaction. As alleged in the complaint, the barter transaction had little economic substance or business purpose and was entered into in order to artificially inflate Island Pacific's revenues as reported in its financial statements. The complaint further alleges that as a result of improperly recognizing and reporting the $3.9 million as revenue, Island Pacific overstated its revenues for the second quarter of 2004, for the nine months ending the third quarter of 2004, and for the 2004 fiscal year.

The Commission’s civil complaint also alleges that Island Pacific, Inc., along with the other individual defendants, violated the anti-fraud provisions of the federal securities laws, improperly recognized revenue, falsified documents in an attempt to demonstrate that the recognition of revenue from the barter transaction was proper, and caused the company to report false financial results. The Commission’s complaint seeks to: (1) enjoin the defendants from future violations of the securities laws; (2) require Mr. Schecter to disgorge any ill-gotten gains and pay prejudgment interest; (3) require all defendants to pay civil monetary penalties; (4) bar all defendants from serving as officers or directors of a public company; and (5) provide other appropriate relief.

Although the foregoing complaint does not in any way involve the Company, one of the above-named individual defendants, Ran H. Furman, is a member of the Company’s Board of Directors and its Chief Financial Officer. The Company has been informed by Mr. Furman that he intends to vigorously defend this matter. In order to focus on the pending civil matter, and in deference to the Company, Mr. Furman has tendered his resignation as Chief Financial Officer and as a Director effective September 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: September 8, 2008	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer